SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
[_] Definitive Proxy Statement                Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         COMPASS BANCSHARES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                         COMPASS BANCSHARES, INC.
               --------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3) .

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

DIRECTIONS
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Compass News for Employees

March 13, 1995      Volume 1, Issue 5



COMPASS COMPLETES TEXAS ACQUISITION
- -----------------------------------
     Continuing to expand its Texas operations, Compass Bancshares, Inc. March 7 completed the acquisition of Southwest Bankers, Inc. and its subsidiary, The Bank of San Antonio.
     The acquisition marks Compass' entry into the San Antonio market, and adds 10 banking offices and more than $151 million in assets to Compass' growing Texas franchise.
     Under terms of the agreement, Compass exchanged 950,000 shares of common stock for all of the stock of Southwest Bankers, Inc. The Bank of San Antonio has $135 million in deposits and $151 million in assets.
     Compass now operates 69 banking offices in Dallas, Houston and San Antonio with total statewide assets exceeding $3 billion.

                                      ###


MANAGERS TO DETERMINE EMPLOYEE ATTENDANCE AT ANNUAL MEETING
- -----------------------------------------------------------
     A number of employees have expressed an interest in attending the annual shareholders meeting to be held April 11.
     Interested employees are asked to discuss employee shareholder attendance with their managers. While this meeting is important to all at Compass, staffing requirements make it impossible for everyone to be away from the office to attend.
     Managers have been asked to allow as many employee shareholders as possible to have paid time off to attend, while ensuring adequate coverage to meet our customer service needs.
     Employees will be selected to attend based on their desire to attend, the size of their shareholdings, and whether coverage is adequate in their absence. Please note that attendance is limited to employees who own shares of stock.
     The meeting will begin at 9:30 a.m. at the Birmingham-Jefferson Civic Center in Birmingham.
     Voting results will not be announced at the meeting. Voting will be tabulated by an independent inspector of elections, and results are not expected to be available for at least a week.

                                      ###


DECATUR PHYSICIAN NOMINATED TO BOARD
- ------------------------------------
     Decatur, Ala., physician and civic leader George W. Hansberry, M.D., has been nominated to serve on the 11-member Compass Bancshares board of directors replacing a retiring director. He also will retain his position on Compass' Decatur city board.
     Hansberry, 67, has practiced medicine in Decatur since 1965 and served on the local board since 1972.
     In addition to Hansberry, the board also nominated two directors for re-election: D. PAUL JONES, JR., and Charles W. Daniel.
     Jones, 52, is chairman and CEO of Compass Bancshares and Compass Bank. Daniel, 54, is president of Dantract, Inc., a Birmingham-based real estate investment firm.

                                      ###



ESOP, PAYSOP VOTES WILL BE CONFIDENTIAL
- ---------------------------------------
     Participants in the Employee Stock Ownership Plan/401(k) will receive information for voting shares allocated to them in the plan, as will employees who participated in the Payroll Based Employee Stock Ownership Plan (PAYSOP), a plan that was available in 1985-86.
     Shares held in your name at a broker, in the Monthly Investment Plan or in certificate form are not voted confidentially. Your proxy cards will be processed like all shareholder proxies and voted at the meeting according to your instructions to the proxy committee to whom you have sent your card. Shareholders can also vote at the meeting.
     Under the terms of the ESOP/401(k) and PAYSOP and subject to the plan trustee's responsibilities under ERISA, the plan trustee votes participant's allocated shares based on instructions from the participant. Instead of proxy cards, ESOP/401(k) and PAYSOP participants receive confidential instruction cards. The participants complete and return the cards to instruct the plan trustee as to how they wish to vote.
     To ensure the participant's instructions are completely confidential, Compass has engaged an independent firm, Corporate Election Services, Inc. of Pittsburgh, Pa., to tabulate employees' voting instructions through the ESOP/401(k) and PAYSOP.
     Corporate Election Services has agreed to maintain participants' voting instructions in strictest confidence. Under no circumstances will the firm disclose participants' instructions to Compass or to Compass' proxy solicitor, Morrow & Co.
     Voting instructions will be included in the proxy materials mailed to plan participants. Participants should send their voting instruction cards directly to Corporate Election Services, Inc., as directed in the materials.
     To be counted, instruction cards must be received by Corporate Election Services no later than 5 p.m. Eastern time on April 7, 1995.
     If Corporate Election Services receives more than one instruction card from a participant, the card with the latest date will be counted, making the first card void.
     Recently, the plan trustee for the ESOP/401(k) plan and the PAYSOP mailed the Compass Bancshares proxy statement and a corresponding confidential voting instruction card to participants in the ESOP/401(k) plan and the PAYSOP. The plan trustee will also be mailing to participants the proxy materials of the group led by Harry B. Brock, Jr., together with a corresponding confidential voting instruction card. In the weeks prior to the annual meeting, the plan trustee also will mail to participants copies of additional proxy materials prepared by Compass Bancshares, on the one hand, and the group led by Brock, on the other hand. If you believe that you did not receive, in a timely fashion, any of the materials mailed to participants, you should contact the Trust Division.

                                      ###


A PROXY FIGHT PRIMER
- --------------------
     Few employees have been through a proxy fight. Also called a proxy contest, the process can be confusing and annoying. So, to help reduce some of the unknown, here's a primer on what generally occurs in a proxy fight.
     In a proxy contest, there are usually two parties: one, the company's board and the other, a dissident group. Both are competing for shareholder votes in favor of their proposals. The party with the most shareholder votes carries the contest.
     Much like a political campaign, both parties present their sides of the issues through numerous mailings and telephone calls to shareholders.
     Shareholders eligible to vote include those who hold stock as of the announced record date, which is determined by the company's board of directors.
     Both parties mail proxy materials to shareholders. The materials include information about the group's proposals, often in the form of a fight letter, and a proxy card with the party's proposals.
     Generally, the two sides distinguish their proxy cards by printing them on a specific color of paper throughout the contest. For example, one side's cards may be white, where the other's may be blue.
     The shareholder reads the materials from both parties and decides which side to support. The shareholder casts a vote for the proposals of the side he or she supports by completing, signing and returning that side's proxy card.
     In a proxy contest, votes are registered according to the last proxy signed and returned by the annual meeting date. A proxy voting shares in favor of one side is void if later a second proxy in favor of the other side is completed and returned by the meeting date. In addition, a returned proxy card signed, but without a designation of votes, is considered to be cast in favor of its proposals.
     Both sides may send materials up to a few days before the meeting, but all proxy cards must be received by the annual meeting date to be counted in the contest.
     Because the flow of cards may continue up to the meeting time and some cards are delivered by shareholders as they arrive at the meeting, determining the winner of the contest may take several days or sometimes weeks. Generally, a third-party inspector of votes is secured to ensure an independent count of the votes. Additionally, both sides may want to see the proxy cards, examine the dates they were received and ensure the card counted is the last one the shareholder returned.

                                      ###

COMPASS LETTER DISTRIBUTED TO SHAREHOLDERS
- ------------------------------------------
     Compass mailed March 9 a letter to all shareholders. The letter states the company's position in the proxy contest and reviews the company's outstanding performance record as one of the top performing banks in the nation.
     Shareholders can expect the information a few days to a week following the mailing date.

                                      ###



Directions is produced twice monthly by the Employee Relations Department for
- ----------
employees of Compass Bancshares and its affiliates, headquartered at 15 South 20th Street, Birmingham, AL 35233.
Becky Pinkston and Pam Cochran, Editors.